UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2016
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01                          Other Events.

Class Action Settlement

On February 22, 2016, Nu Skin Enterprises, Inc. (the "Company") entered into a Settlement Term Sheet (the "Agreement") in potential settlement of the previously reported putative securities class action consolidated lawsuit captioned In re Nu Skin Enterprises, Inc. Sec. Litig., No. 2:14-cv-00033-JNP-BCW. The litigation was brought against the Company and certain of the Company's officers (collectively, the "Defendants") on behalf of a class consisting of persons or entities that publicly traded the Company's common stock during the period from May 4, 2011 through January 17, 2014 and were allegedly damaged thereby.

The terms of the Agreement provide for, among other things, a settlement payment by or on behalf of the Company of $47 million. The settlement payment is expected to be entirely funded by the Company's insurers, and as a result, the Company does not expect to incur a net charge to its income statement in respect thereof.

The Agreement does not constitute an admission of wrongdoing by any of the Defendants, and in connection with the settlement, the parties have agreed to execute mutually agreeable releases. The settlement remains subject to court approval and may be cancelled by the Defendants at their election in certain limited circumstances. Final court approval of the settlement is expected to occur in mid-2016 but could be delayed by circumstances beyond the Company's control. Upon final approval of the settlement by the court, the litigation will be dismissed, with prejudice.

Japan Customs Decision

The Company received notification that, on February 25, 2016, the Tokyo District Court issued its ruling on a dispute between the Company and the customs authorities in Japan ("Japan Customs"). The District Court upheld previous customs assessments related to the importation of several of the Company's products into Japan.

The Company has not yet received a copy of the District Court's formal opinion; however, the Company is disappointed with the court's decision and will consider appealing. As a result of the District Court's decision, the Company plans to take a non-cash charge of approximately $32 million, or approximately $0.36 per share, in the first quarter of 2016, which was not reflected in the Company's previous guidance. This is a non-cash item because the Company was previously required to pay the assessments. This charge represents the full amount disputed for the period of October 2006 through September 2009 in connection with post-importation audits, as well as the disputed portion of our import duties from October 2009 to the present.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the Company's current expectations and beliefs. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws and include, but are not limited to, statements regarding our expectations concerning the settlement of the pending class action securities litigation and final court approval of the settlement, the amount and timing of any charge relating to the proposed settlement, the timing and amount of payments to be made under the proposed settlement, the Company's decision whether to appeal the Japan Customs decision and the impact on the Company's results.  In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "project," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," "may," "might," the negative of these words and other similar words. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, obtaining court approval of the proposed settlement, the number of plaintiffs who opt-out of the proposed settlement, whether the proposed settlement is appealed, the availability of insurance to cover the proposed settlement, management's determination of the accounting treatment for the developments discussed herein, and the weighted average number of shares outstanding for the first quarter of 2016 and the applicable tax rates. The forward-looking statements set forth the Company's beliefs as of the date that such information was first provided and we assume no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Ritch N. Wood
Ritch N. Wood
 Chief Financial Officer

Date:  February 26, 2016